EXHIBIT 5.1

[Snell & Wilmer Letterhead]

April 28, 2017

Global Water Resources, Inc.

21410 N. 19th Avenue #220

Phoenix, AZ 85027

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Global Water Resources, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about April 28, 2017, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 815,825 shares of the Company’s common stock (the “Plan Shares”), $0.01 par value per share (“Common Stock”), that are subject to issuance by the Company upon the exercise of awards granted or to be granted under the Global Water Resources, Inc. Stock Option Plan, as amended (the “Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

•	The Company’s Second Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of a recent date (the “Charter”);
•	The Company’s Amended and Restated Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Bylaws”);
•	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;
•	The prospectus prepared in connection with the Registration Statement (the “Prospectus”);
•	The Plan and the related forms of Plan agreements;
•

Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Charter, (ii) the Bylaws, (iii) the Plan and (iv) the filing of the Registration Statement and certain related matters; and

•

A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated of even date herewith, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We are admitted to practice law in the State of Arizona, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of Arizona and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

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In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any shares of Common Stock, the Registration Statement will have been declared effective under the Securities Act, that the shares of Common Stock will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Common Stock.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

1.The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

2.The Plan Shares that may be issued and sold by the Company upon the exercise of awards granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and any agreement(s) to be entered into thereunder, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of shares of Common Stock subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

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